UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 23, 2015

___________________

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)
___________________

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2015, the Federal Home Loan Bank of Atlanta (the “Bank”) declared elected the following individuals in the Bank’s 2015 election of directors:

•
R. Thornwell Dunlap III, Chairman, President and Chief Executive Officer, Countybank, Greenwood, SC was elected to fill the member directorship that the Federal Housing Finance Agency (“Finance Agency”) designated for the state of South Carolina;

•	William C. Handorf, Professor of Finance, School of Business, George Washington University, Washington, DC, an incumbent director, was re-elected to fill an independent directorship; and

•
Henry Gary Pannell, Special Counsel, Jones Walker LLP, Atlanta, GA, an incumbent director, was re-elected to fill an independent directorship (together with Mr. Dunlap and Mr. Handorf, the “Directors-elect”).

Each of the Directors-elect will begin serving a four-year term on January 1, 2016. The Bank has not yet determined on which committees each of the foregoing Directors-elect will serve beginning in 2016. The Bank conducted the director elections in accordance with the provisions of the Federal Home Loan Bank Act (the “Act”) and the rules and regulations of the Finance Agency.

The Bank is a cooperative and conducts business primarily with its members, which are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates and third parties generally. Pursuant to Finance Agency regulation, the Bank’s member directors serve as officers or directors of a Bank member.

The Bank expects to compensate the Directors-elect in accordance with the Bank’s Directors’ Compensation Policy. They also will be entitled to participate in the Bank’s Non-qualified Deferred Compensation Plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his or her compensation. The form and amount of any compensation to all directors, including the Directors-elect, is subject to approval by the board of directors of the Bank and subject to the Act and Finance Agency regulations.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 election of directors was conducted by mail. No in-person meeting of the members was held in connection with the 2015 election of directors. On October 23, 2015, the Bank tallied the preliminary voting results for the 2015 election of directors, which the Bank declared final as described in Item 5.02 of this Current Report.

Member Director Election

As discussed in Item 5.02 of this Current Report, the Bank conducted an election for one member director in South Carolina. The following is a tally of the vote for the South Carolina directorship:

South Carolina

	Total Number of Members Eligible to Vote	74
	Number of Members Voting	49
	Total Number of Eligible Votes	481,364
	Number of Eligible Votes Cast	310,306

Name	Member	Number of Votes Received

Richard N. Burch,	Executive Vice President, Chief Financial Officer and Director, South Atlantic Bank, Myrtle Beach, SC	84,119
R. Thornwell Dunlap III (Elected)	Chairman, President and Chief Executive Officer, Countybank, Greenwood, SC	157,559
R. Arthur Seaver, Jr.	Chief Executive Officer, Southern First Bank, Greenville, SC	43,076
William B. West	Executive Vice President and Chief Financial Officer, Community First Bank, Inc., Walhalla, SC	25,552

Independent Director Election

The Bank conducted an election for two at-large independent directors. Under Finance Agency regulations, the two independent director nominees who receive the highest number of votes eligible to be cast are elected. The results of the vote for the independent directors are as follows:

	Total Number of Members Eligible to Vote Per Position		958
	Total Number of Eligible Votes Per Position		11,735,620

Name	Affiliation	Number of Members Voting	Number of Votes Received

Wendi B. Carpenter	Rear Admiral, U.S. Navy (retired); Co-founder and Principal, Gold Star Strategies LLC, Peachtree City, GA	178	2,197,410
William C. Handorf (Elected)	Professor of Finance, School of Business, George Washington University, Washington, DC	197	3,208,113
Henry Gary Pannell (Elected)	Special Counsel, Jones Walker LLP, Atlanta, GA	197	2,516,301
John Rucker	Managing Director, Stifel, Nicolaus & Company, Incorporated, Montgomery, AL	159	1,915,141

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: October 29, 2015	By: /s/Reginald T. O’Shields
Reginald T. O’Shields
Senior Vice President and General Counsel